UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2016

LEIDOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33072	20-3562868
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Nos.)

11951 Freedom Drive, Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (571) 526-6000
N/A
(Former names or former addresses if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

Leidos Holdings, Inc. is filing this Amendment No. 1 on Form 8-K/A solely to correct an inadvertent error in the aggregate amount of the special dividend paid to Leidos stockholders of record as of August 15, 2016 previously reported in our Current Report on Form 8-K filed with the SEC on August 19, 2016 (the “Original Filing”).  No other changes have been made to the Original Filing.

Item 1.01. Entry into a Material Definitive Agreement.

On August 16, 2016 (the “Closing Date”), Leidos Holdings, Inc. (“Leidos”) completed its previously announced combination with the Information Systems & Global Solutions business (the “IS&GS Business”) of Lockheed Martin Corporation (“Lockheed Martin”) in a Reverse Morris Trust transaction. On the Closing Date, Abacus Innovations Corporation (“Splitco”), which directly and through its subsidiaries holds the IS&GS Business, became a wholly-owned subsidiary of Leidos.

On the Closing Date, Splitco or certain of its subsidiaries entered into the following agreements listed below, each dated as of the Closing Date. A summary of the material terms of such agreements is contained in Leidos’ Registration Statement on Form S-4, as amended (Registration No. 333-210796), which was declared effective by the U.S. Securities and Exchange Commission on July 11, 2016 (the “Leidos Registration Statement”), and incorporated herein by reference:

•	Intellectual Property Matters Agreement, between Lockheed Martin and Abacus Innovations Technology, Inc.

•	Shared Contracts Agreement – Shared Contracts (Parent Companies), between Lockheed Martin and Splitco

•	Shared Contracts Agreement – Shared Contracts (Splitco Companies), between Lockheed Martin and Splitco

•	Subcontract Pending Novation and Consent (Parent to Splitco), between Lockheed Martin and Splitco

•	Supply Agreement (Parent to Splitco), between Lockheed Martin and Splitco

•	Supply Agreement (Splitco to Parent), between Lockheed Martin and Splitco

•	Transition Services Agreement (Parent to Splitco), between Lockheed Martin and Splitco

Credit Agreements

                In connection with the transactions described herein, on the Closing Date, immediately prior to the distribution of the Splitco common stock as a dividend to Lockheed Martin stockholders, Splitco, as borrower, entered into a Credit Agreement (the “Splitco Credit Agreement”), with the lenders party thereto and Citibank, as administrative agent, as collateral agent for the Secured Parties (as defined in the

Splitco Credit Agreement) and as collateral agent for the Non-Notes Secured Parties (as defined in the Splitco Credit Agreement). The Credit Agreement provides for a (i) a three-year senior secured term A loan facility in an aggregate principal amount of $400,000,000 (the “Three-Year Term A Loan Facility”) , (ii) a five-year senior secured term A loan facility in an aggregate principal amount of $310,000,000 (the “Five-Year Term A Loan Facility”) and (iii) a senior secured term B loan facility in an aggregate principal amount of $1,131,450,000 (together with the Three-Year Term Loan A Facility and the Five-Year Term Loan A Facility, the “Splitco Credit Facilities”). The Three-Year Term Loan A Facility will mature three years after the Closing Date and the Five-Year Term Loan A Facility will mature five years after the Closing Date; provided that in each case if any of Leidos’ 4.450% notes due 2020 have not been refinanced in a qualifying refinancing or retired prior to the Early Maturity Date (as defined in the Splitco Credit Agreement), then the Three-Year Term Loan A Facility and the Five-Year Term Loan A Facility will mature on the Early Maturity Date.  The Splitco Term Loan B Facility has a seven-year maturity period beginning on the closing date of the Transactions.

Splitco used the proceeds of the Splitco Credit Facilities to make a cash payment of $1,800,000,000 to Lockheed Martin as contemplated by the Merger Agreement and Separation Agreement, and to pay certain fees, costs and expenses in connection with the transactions contemplated by the Merger Agreement and the Separation Agreement.  Concurrently with Splitco’s entry into the Splitco Credit Agreement and the related loan and collateral documents entered in connection therewith (collectively, the “Splitco Loan Documents”), certain wholly-owned domestic subsidiaries of Splitco (together with Splitco, the “Splitco Loan Parties”) guaranteed the obligations under the Splitco Credit Agreement and the other Splitco Loan Documents (the “Splitco Facility Obligations”) and each Splitco Loan Party secured the Splitco Facility Obligations with substantially all of its assets, subject to certain exceptions.  Following the Merger, each Leidos Loan Party (as defined below) guaranteed the Splitco Facility Obligations and secured the Splitco Facility Obligations with substantially all of its assets, subject to certain exceptions.

In connection with the transactions described herein, on the Closing Date, substantially concurrently with the Merger, Leidos and Leidos, Inc., a wholly-owned subsidiary of Leidos, as borrower (the “Leidos Borrower”), entered into a Credit Agreement (the “Leidos Credit Agreement”), with the lenders party thereto and Citibank, as administrative agent, as collateral agent for the Secured Parties (as defined in the Leidos Credit Agreement) and as collateral agent for the Non-Notes Secured Parties (as defined in the Leidos Credit Agreement). The Leidos Credit Agreement provides for (i) a senior secured term A loan facility in an aggregate principal amount of $690,000,000 (the “Leidos Term A Loan Facility”) and (ii) a $750,000,000 senior secured revolving facility (the “Revolving Facility” and, together with the Leidos Term A Loan Facility, the “Leidos Credit Facilities”). The Leidos Credit Facilities will mature five years from the Closing Date; provided that if any of Leidos’ 4.450% notes due 2020 have not been refinanced in a qualifying refinancing or retired prior to the date that is 91 days before the maturity date of such notes, then the Leidos Credit Facilities will mature on the Early Maturity Date (as defined in the Leidos Credit Agreement).

Leidos and the Leidos Borrower used the proceeds of the Leidos Term A Loan Facility to (i) pay a special dividend of $993,106,535, or $13.64 per share, to Leidos shareholders of record as of August 15, 2016, (ii) repay in full all indebtedness, and terminate all commitments, under Leidos’ Amended and Restated Four Year Credit Agreement, dated as of March 11, 2011, among Leidos, as borrower, the Leidos Borrower, as guarantor, Citibank, N.A., as administrative agent and the lenders, other agents and other parties thereto from time to time (as amended, amended and restated, supplemented or otherwise modified from time to time) and (iii) pay certain fees, costs and expenses in connection with the transactions contemplated by the Merger Agreement and the Separation Agreement.  The Leidos Borrower did not borrow any loans under the Revolving Facility on the Closing Date. Concurrently with Leidos and the Leidos Borrower’s entry into the Leidos Credit Agreement and the related loan and collateral documents entered in connection therewith (collectively, the “Leidos Loan Documents”), Leidos and certain wholly-owned domestic subsidiaries of Leidos (together with Leidos and the Leidos Borrower, the “Leidos Loan Parties” and, together with the Splitco Loan Parties, the “Loan Parties”) guaranteed the obligations under the Leidos Credit Agreement and the other Leidos Loan Documents (the “Leidos Facility Obligations”) and each Leidos Loan Party secured the Leidos Facility Obligations with substantially all of its assets, subject to certain exceptions.  Following the Merger, each Splitco Loan Party guaranteed the Leidos Facility Obligations with substantially all of its assets, subject to certain exceptions.

Borrowings under each Credit Agreement bear interest at a rate determined, at our option, based on either a base rate or a Eurocurrency rate, in each case, plus an applicable margin that varies depending on our Senior Secured Leverage Ratio (as defined below) as shown in the following table:

Pricing Level	Senior Secured Leverage Ratio	Applicable Margin for Eurocurrency Rate Loans	Applicable Margin for Base Rate Loans
I	Less than 2.25 to 1.00	1.75%	0.75%
II	Greater than or equal to 2.25 to 1.00, but less than 2.75 to 1.00	2.00%	1.00%
III	Greater than or equal to 2.75 to 1.00	2.25%	1.25%

The lenders will be paid under the Revolving Facility a commitment fee equal to a certain percentage of the aggregate daily amount of unused commitments under the Revolving Facility. The percentage will be 0.375% until delivery of the first compliance certificates and will vary based on the Senior Secured Leverage thereafter: 0.250% if the Senior Secured Leverage Ratio is 2.75 to 1.00 or less and, otherwise, 0.375%.

Each Credit Agreement contains certain customary representations and warranties, as well as certain customary affirmative and negative covenants.  Each Credit Agreement’s negative covenants restrict the activities of the Loan Parties and certain of Leidos’ other subsidiaries, including, among other things, such Loan Party’s or subsidiary’s ability to (i) create certain liens on its assets, (ii) dispose of substantially all of its assets, (iii) merge, liquidate, dissolve, change its business or consolidate with other entities, (iv) invest and make loans, advances, guarantees and acquisitions, (v) effect sale-and leaseback transactions, (vi) enter into speculative hedging arrangements, (vii) make dividends or other distributions on capital stock, redeem or repurchase capital stock and prepay, redeem or repurchase junior debt; (viii) enter affiliate transactions, (ix) incur debt and issue preferred stock, (x) enter burdensome or restrictive agreements, and (xi) amend operative documents related to the applicable Credit Agreement, junior debt agreements and organizational documents.

The financial covenant in each Credit Agreement requires that Leidos maintain, as at the end of each fiscal quarter after the Closing Date (i) ending on or prior to February 16, 2018, a ratio of secured consolidated funded debt to earnings before interest, taxes, depreciation and amortization (EBITDA) (the “Senior Secured Leverage Ratio”) of not more than 4.75 to 1.00, (ii) in the case of any fiscal quarter ending after February 16, 2018 and on or prior to February 16, 2019, a Senior Secured Leverage Ratio of not more than 4.25 to 1.00 and (iii) ending thereafter, a Senior Secured Leverage Ratio of 3.75 to 1.00; provided that once all obligations (other than certain contingent and expense obligations) relating to the Five-Year Term A Loan Facility and the Three-Year Term A Loan Facility are fully repaid, Leidos and Splitco will no longer be subject to the financial covenant under the Splitco Credit Agreement.

Each Credit Agreement also contains certain customary events of default, including, among others, defaults based on certain bankruptcy and insolvency events, nonpayment, cross-defaults to other debt, breach of specified covenants, ERISA events, material monetary judgments, change of control events, inability to pay debts as they become due, actual or asserted invalidity of security documents or guarantees and the material inaccuracy of our representations and warranties.

Each Credit Agreement provides that voluntary prepayments of loans thereunder may be made at any time, subject to applicable notice periods, without premium or penalty in minimum principal amounts.  Each voluntary prepayment may be applied to any scheduled principal payments at the direction of Splitco or the Leidos Borrower, as applicable. The Leidos Credit Agreement provides, subject to certain conditions, that commitments under the Revolving Facility may be permanently reduced at any time.
On August 19, 2016, the company entered into interest rate swap agreements with financial institutions to manage the variable interest rate exposure with respect to a portion of the floating rate debt described above, fixing the variable LIBOR component of such portion at approximately 1% through a five-year amortizing interest rate swap.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed, on January 26, 2016, Leidos announced it entered into a definitive agreement with Lockheed Martin pursuant to which Leidos would combine with Lockheed Martin’s IS&GS Business in a Reverse Morris Trust transaction, pursuant to the Agreement and Plan of Merger, dated January 26, 2016 (as amended, “Merger Agreement”), among Leidos, Lockheed Martin, Splitco, and Lion Merger Co. (“Merger Sub”). In connection with the Merger Agreement, Lockheed Martin and Splitco entered into a Separation Agreement dated January 26, 2016 (as amended, the “Separation Agreement”), pursuant to which Lockheed Martin would separate the IS&GS Business. In the transactions contemplated by the Merger Agreement and the Separation Agreement, (i) Lockheed Martin would transfer the IS&GS Business to Splitco, (ii) Lockheed Martin would distribute Splitco’s stock to Lockheed Martin’s shareholders, at Lockheed Martin’s option, by way of a pro rata dividend or an exchange offer, and (iii) Merger Sub would merge with and into Splitco, with Splitco as the surviving corporation (the “Merger”) and a wholly owned subsidiary of Leidos.

Immediately after consummation of the Merger, approximately 50.5 percent of the outstanding shares of Leidos common stock was held by pre-Merger holders of Splitco common stock and approximately 49.5 percent of the outstanding shares of Leidos common stock was held by pre-Merger Leidos shareholders.

The Leidos Registration Statement sets forth certain additional information regarding the IS&GS Business and the Merger and related transactions. The information contained in Items 1.01 and 5.02 of this Current Report is incorporated herein by reference. In addition, the foregoing description of the Merger is qualified in its entirety by reference to the Merger Agreement and the Separation Agreement, incorporated by reference to Exhibit 2.1 and Exhibit 2.2, respectively, of Leidos Holdings, Inc.’s Current Report on Form 8-K filed on January 28, 2016.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangements or Registrant.

The descriptions of the financing arrangements under “Credit Agreements” in Item 1.01 of this Current Report are incorporated into this Item 2.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Closing Date, the Board of Directors of Leidos Holdings, Inc. and Leidos, Inc. increased the size of the board to 12 directors and appointed the Lockheed Martin designees, Gregory R. Dahlberg, Dr. Surya N. Mohapatra and Susan M. Stalnecker, to serve as directors, filling the three vacancies on the Board. Mr. Dahlberg will serve as a member of the Classified Business Oversight Committee and the Ethics & Corporate Responsibility Committee. Dr. Mohapatra will serve as a member of the Nominating and Corporate Governance Committee and the Human Resources and Compensation Committee. Ms. Stalnecker will serve as a member of the Audit Committee and the Finance Committee.

Gregory R. Dahlberg previously held various senior executive positions at Lockheed Martin, most recently serving as the Senior Vice President for Washington Operations from 2009 to 2015. Prior to his years at Lockheed Martin, Mr. Dahlberg served as Minority Staff Director of the House Appropriations Defense Subcommittee with jurisdiction over funding for all Department of Defense and intelligence agency programs. He also assisted in authoring the landmark Budget Enforcement Act of 1990. Mr. Dahlberg was confirmed by the Senate as the 26th Under Secretary of the Army in 2000 and also served as Acting Secretary of the Army from January 2001 to March 2001. He received a B.A. in Business Administration and Political Science from Luther College and an M.P.A. from The American University.

Surya N. Mohapatra, Ph.D., has held senior leadership positions in the health care industry for more than 30 years, most recently as the Chairman, President and Chief Executive Officer of Quest Diagnostics Incorporated, the world’s leading provider of diagnostic testing, information and services where he had been a senior executive since 1999. Dr. Mohapatra is a past Board member of the ITT Corporation and is currently a member of the Board of Directors of Xylem Inc., a leading global water technology and transport company. He is also a Trustee of The Rockefeller University and an Executive in Residence at the Columbia Business School. Dr. Mohapatra holds a BS in Electrical Engineering from the Regional Engineering College, Rourkela, India; a Master of Science in Medical Electronics from the University of Salford, England; and a Doctorate in Medical Physics from the University of London and the Royal College of Surgeons of England.

Susan M. Stalnecker was employed by E.I. du Pont de Nemours & Co. from 1977 to 2016, serving in numerous senior roles during her tenure, including 10 years as Vice President and Treasurer and most recently as Vice President, Corporate Productivity and Hospitality. Ms. Stalnecker previously served on the board of directors of PPL Corporation, a public holding company of PPL Electric Utilities Corporation from December 2001 to January 2009, and on the board of trustees of Duke University from 2003 to 2015. She currently serves on the board of directors and audit committee at Duke University Health System, Inc. Ms. Stalnecker received her undergraduate degree from Duke University and an MBA from The Wharton Graduate School of Business.

As directors, Mr. Dahlberg, Dr. Mohapatra and Ms. Stalnecker will each be entitled to receive the standard remuneration provided to the company’s non-management directors, including (i) an annual cash retainer of $50,000, (ii) fees of $2,000 for each meeting of the Board attended and for each meeting of any committee of which he or she is a member that he or she attends, and (iii) an annual grant of equity awards valued at approximately $150,000, two-thirds in the form of restricted stock and one-third in the form of stock options.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of the IS&GS Business

The audited combined balance sheets of the IS&GS Business as of December 31, 2015 and 2014 and the related Combined Statements of Earnings, Comprehensive Income, Equity and Cash Flows for

each of the three years in the period ended December 31, 2015, and the notes related thereto, were included in Leidos’ Registration Statement on Form S-4, as amended (Registration No. 333-210796), which was declared effective by the U.S. Securities and Exchange Commission on July 11, 2016, and are incorporated herein by reference.

The unaudited interim combined financial statements of the IS&GS business as of June 26, 2016 and for the six months ended June 26, 2016 and June 28, 2015; and the unaudited balance sheet of Abacus as of June 26, 2016, which were included as Exhibits 99.2 and 99.4, respectively, to Leidos’ Current Report on Form 8-K filed July 29, 2016 are incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma combined condensed consolidated balance sheet as of July 1, 2016; the unaudited pro forma combined condensed consolidated statement of income for the six months ended July 1, 2016; the unaudited pro forma combined consolidated statement of income for the eleven months ended January 1, 2016; and the unaudited supplemental combined consolidated statement of income for the 12 months ended January 1, 2016, which were included as Exhibit 99.1 to Leidos’ Current Report on Form 8-K filed July 29, 2016 are incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of January 26, 2016, among Lockheed Martin Corporation, Leidos Holdings, Inc., Abacus Innovations Corporation and Lion Merger Co. (incorporated by reference to Exhibit 2.1 of Leidos Holdings, Inc.’s Current Report on Form 8-K filed on January 28, 2016)

2.2
Separation Agreement, dated as of January 26, 2016, between Lockheed Martin Corporation and Abacus Innovations Corporation (incorporated by reference to Exhibit 2.2 of Leidos Holdings, Inc.’s Current Report on Form 8-K filed on January 28, 2016)

99.1
Leidos Holdings, Inc. Unaudited Pro Forma Combined Consolidated Financial Statements, Supplemental Combined Consolidated Statement of Income, and Additional Financial Information (incorporated by reference to Exhibit 99.1 of Leidos Holdings, Inc.’s Current Report on Form 8-K filed on July 29, 2016)

99.2
Unaudited Interim Combined Financial Statements of the Information Systems & Global Solutions Business as of June 26, 2016 and for the Six Months Ended June 26, 2016 and June 28, 2015 (incorporated by reference to Exhibit 99.2 of Leidos Holdings, Inc.’s Current Report on Form 8-K filed on July 29, 2016)

99.3	Unaudited Balance Sheet of Abacus Innovations Corporation as of June 26, 2016 (incorporated by reference to Exhibit 99.4 of Leidos Holdings, Inc.’s Current Report on Form 8-K filed on July 29, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22, 2016	LEIDOS HOLDINGS, INC.

	By:	/s/ Raymond L. Veldman
Raymond L. Veldman
Senior Vice President and Corporate Secretary